Exhibit 99.B(a)(50)

ING INVESTORS TRUST

AMENDMENT # 46 TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Section 6.2 and Article XI, Sections 11.2 and 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the ING FMRSM Equity Income Portfolio and the ING FMRSM Small Cap Equity Portfolio, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated:	March 27, 2008

/s/ Colleen D. Baldwin		/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee		J. Michael Earley, as Trustee

/s/ John V. Boyer		/s/ Patrick W. Kenny
John V. Boyer, as Trustee		Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick		/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee		Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin		/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee		Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch		/s/ Roger B. Vincent
Peter S. Drotch, as Trustee		Roger B. Vincent, as Trustee